                                                                     EXHIBIT 5.1

                      [MAYER, BROWN, ROWE & MAW LETTERHEAD]




                                  June 21, 2002



ARROW STOCK HOLDING CORPORATION
4211 South 102nd Street
Omaha, Nebraska 68127


Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration of 435,000,000 shares of common stock, $.01 par value per share (the "Shares"), of Arrow Stock Holding Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-88632) (the "Registration Statement"). The Shares will be issued in connection with an Amended and Restated Agreement and Plan of Merger, dated as of May 16, 2002, among Datek Online Holdings Corp., a Delaware corporation, Ameritrade Holding Corporation, a Delaware corporation, Arrow Stock Holding Corporation, a Delaware corporation, Arrow Merger Corp., a Delaware corporation, and Dart Merger Corp., a Delaware corporation (the "Merger Agreement").

         In rendering the opinion expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinion expressed herein is rendered.

MAYER, BROWN, ROWE & MAW

ARROW STOCK HOLDING CORPORATION
June 21, 2002
Page 2


         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Merger Agreement, will be legally issued, fully paid and non-assessable.

         We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the laws of the State of Delaware.

         This opinion is furnished to you solely for use in connection with the Registration Statement.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained therein.


                                   Sincerely,

                                   /s/ Mayer, Brown, Rowe & Maw

                                   MAYER, BROWN, ROWE & MAW